UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 21, 2014

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 23, 2014, Janus Capital Group Inc. (“JCG”) issued a press release reporting its financial results for the fourth quarter 2013. Copies of that press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 23, 2014, JCG announced the appointment of Eugene Flood, Jr., age 58, to its Board of Directors. Mr. Flood’s appointment was effective on January 21, 2014.  Mr. Flood was appointed to the Compensation and Nominating and Corporate Governance Committees of the Board.

Mr. Flood served as Executive Vice President of TIAA-CREF from 2011 until his recent retirement in 2012. He also served on the CREF board of trustees and the TIAA-CREF mutual fund board of trustees for seven years, chairing the investment committee. Prior to joining TIAA-CREF as an executive in 2011, Mr. Flood spent 12 years with Smith Breeden Associates, a North Carolina-based fixed income asset manager, as President and Chief Executive Officer. Mr. Flood also spent 12 years with Morgan Stanley in a range of trading and investment positions from 1987 to 1999 and was an Assistant Professor of Finance at Stanford Business School from 1982 to 1987. Mr. Flood earned a Bachelor of Arts degree in Economics from Harvard University and a PhD in Economics from the Massachusetts Institute of Technology.

The appointment of Mr. Flood was recommended by the Nominating and Corporate Governance Committee, with assistance from a search firm engaged by the committee.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2013.

99.2                        Janus Capital Group Inc. fourth quarter 2013 earnings presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: January 23, 2014	By:	/s/ Jennifer J. McPeek
Jennifer J. McPeek
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2013.

99.2	Janus Capital Group Inc. fourth quarter 2013 earnings presentation.